Exhibit 99.1

MERIDA MERGER CORP. I PLANS TO DELIST FROM THE NEO EXCHANGE

NEW YORK, NY, August 23, 2021 – As previously announced, Merida Merger Corp. I (NEO: MMK.U) (“Merida”) entered into a definitive agreement for a business combination with Leafly Holdings, Inc. (“Leafly”). As part of the transaction, Merida expects to voluntarily delist from the NEO Exchange (“NEO”) at the close of trading on or about Wednesday, September 1, 2021. Merida will continue to be listed and trade on Nasdaq (NASDAQ: MCMJ).

“We appreciate the working relationship we have with NEO and are grateful for the flexibility and professionalism of our partners there,” said Peter Lee, President of Merida. “Our shares will continue to be listed on Nasdaq alongside several of our peers in the ancillary cannabis sector.”

About Merida Merger Corp. I

Merida is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

About the NEO Exchange

The NEO Exchange is a Canadian Tier 1 stock exchange for the innovation economy, bringing together investors and capital raisers within a fair, liquid, efficient, and service-oriented environment. Fully operational since June 2015, NEO puts investors first and provides access to trading across all Canadian-listed securities on a level playing field. NEO lists companies and investment products seeking an internationally recognized stock exchange that enables investor trust, quality liquidity, and broad awareness including unfettered access to market data.

Additional Information and Where to Find It

In connection with the proposed business combination contemplated by the Agreement and Plan of Merger by and among Merida, Merida Merger Sub, Inc., Merida Merger Sub II, LLC, and Leafly (the “Merger Agreement”), Merida intends to file a registration statement on Form S-4 (the “Registration Statement”) that will include a proxy statement of Merida, a prospectus of Merida and a consent solicitation statement of Leafly. The proxy statement/prospectus/consent solicitation statement will be sent to all Merida and Leafly stockholders as of a record date to be established for voting on the proposed business combination and the other matters to be voted upon at a meeting of Merida’s stockholders to be held to approve the proposed business combination and other matters (the “Special Meeting”). Merida may also file other documents regarding the proposed business combination with the SEC. The definitive proxy statement/prospectus/consent solicitation statement will contain important information about the proposed business combination and the other matters to be voted upon at the Special Meeting and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Before making any voting decision, investors and security holders of the Merida and Leafly are urged to read the Registration Statement, the proxy statement/prospectus/consent solicitation statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed business combination and related matters.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus/consent solicitation statement and all other relevant documents filed or that will be filed with the SEC by Merida through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

Merida and Leafly and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Merida’s stockholders in connection with the proposed business combination. Information about Merida’s directors and executive officers and their ownership of Merida’s securities is set forth in Merida’s filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed business combination may be obtained by reading the proxy statement/prospectus/consent solicitation statement regarding the proposed business combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed business combination between Merida and Leafly, including statements regarding the benefits of the proposed business combination, the anticipated timing of the proposed business combination, the services offered by Leafly and the markets in which Leafly operates, business strategies, debt levels, industry environment, potential growth opportunities, the effects of regulations and Merida’s or Leafly’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the proposed business combination may not be completed in a timely manner or at all, which may adversely affect the price of Merida’s securities; (ii) the risk that the proposed business combination may not be completed by Merida’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Merida; (iii) the failure to satisfy the conditions to the consummation of the proposed business combination, including the approval of the proposed business combination by Merida’s stockholders, the satisfaction of the minimum trust account amount following redemptions by Merida’s public stockholders and the receipt of certain governmental and regulatory approvals; (iv) the effect of the announcement or pendency of the proposed business combination on Merida’s or Leafly’s business relationships, performance, and business generally; (v) risks that the proposed business combination disrupts current plans of Leafly and potential difficulties in Leafly employee retention as a result of the proposed business combination; (vi) the outcome of any legal proceedings that may be instituted against Merida or Leafly related to the Merger Agreement or the proposed business combination; (vii) the ability to maintain the listing of Merida’s securities on the NASDAQ; (viii) the price of Merida’s securities, including volatility resulting from changes in the competitive and highly regulated industry in which Leafly plans to operate, variations in performance across competitors, changes in laws and regulations affecting Leafly’s business and changes in the combined capital structure; and (ix) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the Company’s final proxy statement/prospectus/consent solicitation statement contained in the Registration Statement, including those under “Risk Factors” therein, and other documents filed by Merida from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Merida and Leafly assume no obligation and, except as required by law, do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Merida nor Leafly gives any assurance that either Merida or Leafly will achieve its expectations.

Disclaimer

This document relates to a proposed business combination between Merida and Leafly. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Contacts

Media

Laura Morarity

laura.morarity@leafly.com

206-489-8427

Investors

Peter Lee

President and CFO

plee@meridacap.com